January 4, 2007

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read Micro Imaging Technology, Inc.’s statements included under Item 4.01 of its Form 8-K for January 2, 2007, and we agree with such statements concerning our Firm.

Very truly yours,

HEIN & ASSOCIATES LLP

2010 Main Street, Suite 1000
Irvine, California 92614
Phone: 949-428-0288
Fax: 714-428-0280
www.heincpa.com